Exhibit 99.1

The expenses to be incurred by the Company relating to the registration and offering of 19,500,000 shares of common stock pursuant to a registration statement on Form S-3 (File No. 333-155101) (the “Registration Statement”) and a related prospectus supplement filed with the Securities and Exchange Commission on November 9, 2010 are estimated to be as follows:

	Estimated Fees
SEC registration fee	$14,251	*
Accounting fees and expenses	150,000
Legal fees and expenses	359,500
NYSE supplemental listing fee	73,125
Printing fees	58,000
Transfer agent and registrar fees and expenses	3,500

Total	$658,376

*	An aggregate registration fee of $24,576.68 has been previously paid by the Company in connection with the filing of the Registration Statement pursuant to which the shares of common stock are registered.